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Exhibit 24.2  Consent of Independent Certified Public Accountants

We hereby consent to the use in the Registration Statement of CFI Mortgage, Inc. on Form S-8 under the Securities Act of 1933 of our report dated March 10, 2001, except for Note 16, as to which the date is April 12, 2001.

/s/  Weinick Sanders Leventhal & Co., LLP
Weinick Sanders Leventhal & Co., LLP
Independent Certified Public Accountants

New York, New York
July 30, 2001